NEWS RELEASE
Exhibit 99.1

ENTEGRIS DECLARES QUARTERLY CASH DIVIDEND
BILLERICA, Mass., January 15, 2025 - Entegris, Inc. (Nasdaq: ENTG), a leading supplier of advanced materials and process solutions for the semiconductor and other high-technology industries, today announced that its board of directors has authorized a quarterly cash dividend of $0.10 per share to be paid on February 19, 2025, to shareholders of record on the close of business on January 29, 2025.

ABOUT ENTEGRIS
Entegris is a leading supplier of advanced materials and process solutions for the semiconductor and other high-tech industries. Entegris has approximately 8,000 employees throughout its global operations and is ISO 9001 certified. It has manufacturing, customer service and/or research facilities in the United States, Canada, China, Germany, Israel, Japan, Malaysia, Singapore, South Korea, and Taiwan. Additional information can be found at www.entegris.com.

Investor Contact: Bill Seymour VP of Investor Relations, Treasury & Communications + 1 952 556 1844 bill.seymour@entegris.com	Media Contact: Jessica Emond Senior Director, Global Corporate Communications +1 978 436 6520 jessica.emond@entegris.com